Consent of Independent Registered Public Accounting Firm

To The Board of Directors
SinoCoking Coal and Coke Chemical Industries, Inc.

We consent to the incorporation in the amendment no. 1 of this Registration Statement (“Registration Statement”) on Form S-1 of our report dated November 18, 2009 on our audits of the consolidated financial statements of SinoCoking Coal and Coke Chemical Industries, Inc. and Subsidiaries as of June 30, 2009 and 2008 and for the years ended June 30, 2009, 2008 and 2007. We also consent to the reference in the Registration Statement to our firm under the caption “Experts”.

/s/ Frazer Frost LLP
Frazer Frost LLP
(successor entity of Moore Stephens Wurth Frazer and Torbet, LLP)
Brea, California
July 20, 2010

135 South State College Boulevard, Suite 300 | Brea, California 92821 | 714.990.1040 | frazerfrost.com

Los Angeles and Visalia, CA | Little Rock and Fayetteville, AR | Raleigh, NC

FRAZER FROST, LLP is an independent firm associated with Moore Stephens International Limited.